Exhibit 31.2

CERTIFICATIONS

I, Sandra W. Callahan, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of TECO Energy, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 4, 2013	/s/ S.W. CALLAHAN
S.W. CALLAHAN
Senior Vice President-Finance and Accounting and Chief Financial Officer
(Chief Accounting Officer)
(Principal Financial and Principal Accounting Officer)